                                                                    EXHIBIT 12.1

                                TIME WARNER INC.
                       RATIO OF EARNINGS TO FIXED CHARGES

                                 SIX MONTHS ENDED
                                     JUNE 30,
                                 -----------------
                                  1998       1997
                                 -------    ------
                                   (IN MILLIONS,
                                  EXCEPT RATIOS)

Earnings:
    Net income (loss) before
      income taxes and
      extraordinary items.....   $  223     $  327
    Interest expense..........      455        534
    Amortization of
      capitalized interest....        5         11
    Portion of rents
      representative of an
      interest factor.........       46         42
    Preferred stock dividend
      requirements of
      majority-owned
      subsidiaries............       26         36
    Adjustment for partially
      owned subsidiaries and
      50% owned companies.....      486        462
    Undistributed losses of
      less than 50% owned
      companies...............       (4 )        7
                                 -------    ------
        Total earnings........   $1,237     $1,419
                                 -------    ------
                                 -------    ------
Fixed charges:
    Interest expense..........   $  455     $  534
    Capitalized interest......     --           15
    Portion of rents
      representative of an
      interest factor.........       46         42
    Preferred stock dividend
      requirements of
      majority-owned
      subsidiaries............       26         36
    Adjustment for partially
      owned subsidiaries and
      50% owned companies.....      337        301
                                 -------    ------
        Total fixed charges...   $  864     $  928
                                 -------    ------
                                 -------    ------
Ratio of earnings to fixed
  charges.....................      1.4 x      1.5x
                                 -------    ------
                                 -------    ------

                                         YEAR ENDED DECEMBER 31,
                              ----------------------------------------------

                                                HISTORICAL
                              ----------------------------------------------
                               1997      1996      1995      1994      1993
                              -------   ------    ------    ------    ------

Earnings:
    Net income (loss) before
      income taxes and
      extraordinary items.....$   832   $    4    $    2    $   89    $   81
    Interest expense..........  1,049      968       877       769       698
    Amortization of
      capitalized interest....     18        6         2         2      --
    Portion of rents
      representative of an
      interest factor.........     78       63        57        52        54
    Preferred stock dividend
      requirements of
      majority-owned
      subsidiaries............     72       72        11      --        --
    Adjustment for partially
      owned subsidiaries and
      50% owned companies.....    938      801       691       665       663
    Undistributed losses of
      less than 50% owned
      companies...............      4       52       117        82        47
                              -------   ------    ------    ------    ------
        Total earnings........$ 2,991   $1,966    $1,757    $1,659    $1,543
                              -------   ------    ------    ------    ------
                              -------   ------    ------    ------    ------
Fixed charges:
    Interest expense..........$ 1,049   $  968    $  877    $  769    $  698
    Capitalized interest......     15        7         4         2      --
    Portion of rents
      representative of an
      interest factor.........     78       63        57        52        54
    Preferred stock dividend
      requirements of
      majority-owned
      subsidiaries............     72       72        11      --        --
    Adjustment for partially
      owned subsidiaries and
      50% owned companies.....    622      607       697       668       664
                              -------   ------    ------    ------    ------
        Total fixed charges...$ 1,836   $1,717    $1,646    $1,491    $1,416
                              -------   ------    ------    ------    ------
                              -------   ------    ------    ------    ------
Ratio of earnings to fixed
  charges.....................    1.6x     1.1x      1.1x      1.1x      1.1x
                              -------   ------    ------    ------    ------
                              -------   ------    ------    ------    ------